UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2023

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 W. 800 N.
Suite 214
Salt Lake City, Utah	84103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	None	None

Item 8.01 Other Events

Over the past several months, ProLung Inc. dba IONIQ Sciences (the “Company”) has been engaged in a series of discussions with the U.S. Food and Drug Administration (“FDA”) to enhance our understanding and clarity regarding the FDA’s substantive review of our De Novo Application. Through these discussions the Company acquired clarification on various facets of the FDA’s additional information requests, including critical elements such as software considerations, biocompatibility, electrical testing, Indications for Use, labeling, and justification for sterility classification.

The FDA has requested an additional study to address some of the FDA’s questions and concerns. While the Company was aware that an additional study might be required to gather supplementary data prior to approval, the FDA has requested an extended multi-year follow up period. The request for an extended follow-up period presents significant challenges to the Company’s operational timeline, financial position, capital-raising endeavors, and operations.

The Company is actively assessing its financial and operational strategies, however the current indications are that the FDA’s new study requirements have made the Company financially unsustainable in its current form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: September 1, 2023	By	/s/ Jared Bauer
Jared Bauer, Chief Executive Officer